Exhibit 32.2


              Written Statement of the Vice President - Finance and
             Chief Financial Officer of The Middleton Doll Company
                         Pursuant to 18 U.S.C. ss. 1350


     Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Vice President - Finance and Chief Financial Officer of The Middleton Doll Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report of Form 10-Q of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    August 14, 2003

                                        /s/ Susan J. Hauke
                                        --------------------------------------
                                        Susan J. Hauke
                                        Vice President Finance and Chief
                                         Financial Officer